Exhibit 10.1

Effective January 1, 2013

Mr. Andrew Rooke

[address]

Dear Mr. Rooke:

This will confirm our agreement to amend your employment agreement with Crown Media Holdings, Inc. (“Crown”) dated March 7, 2011 (the “Agreement”) as follows:

1.                                      The term of the Agreement and your employment by Crown as set forth in Paragraph 2 of the Agreement is extended until December 31, 2014, unless otherwise terminated in accordance with the terms of the Agreement.

2.                                      Effective March 1, 2013, your base salary as set forth in Paragraph 3(a) of the Agreement shall be Four Hundred Sixty Five Thousand Dollars ($465,000) annually.

3.                                      Commencing with calendar year 2013, (a) your performance bonus target set forth in Paragraph 3(b) of the Agreement shall be 50% of your annual base salary earned and (b) LTI (as defined in the Agreement) target set forth in Paragraph 3(c) shall be 50% of your annual base salary.

Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours,
Crown Media Holdings, Inc.

	By:	/s/ William Abbott
Name: William Abbott
Title: President and Chief Executive Officer

Agreed and Accepted:

/s/ Andrew Rooke
Andrew Rooke